Exhibit 99.1

KEVIN TOOMY

TERMS OF EMPLOYMENT/

LETTER OF UNDERSTANDING AND SALARY CONTINUATION

AGREEMENT

Ruth’s Hospitality Group, Inc. (hereafter referred to as “Employer”) and Kevin Toomy, (hereinafter referred to as “Employee”) agree upon the following terms of employment of Employee by Employer.

1. Duties. Employee shall be employed during the term of this Agreement as set forth in Section 3 in the position of President and Chief Operating Officer of Ruth’s Chris Steak House. Employee will advance the best interests of Employer at all times during his employment and shall at all such times faithfully, industriously and to the best of his ability, perform all duties as may be required of him by virtue of his title and position and in accordance with the job description for his title and position as established by the Employer’s Board of Directors and/or its Designee from time to time. Employee shall comply with any and all written personnel policies and employment manuals of Employer in the conduct of his duties.

2. Extent of Service. Employee shall devote his full time and best efforts to the performance of his duties. Employee shall not engage in any business or perform any services in any capacity that would, in the reasonable judgment of Employer, interfere with the full and proper performance by Employee of his duties.

3. Term / Annual Renewals. This Agreement shall expire and terminate and be of no further effect (with the exception of terms herein which by their terms survive the termination of this Agreement) on the close of business of the first anniversary of the date this Agreement was first executed (the “Termination Date”), provided; however, that this Agreement shall automatically renew and extend for additional, one (1) year terms if Employee is not otherwise in default, and remains in the employ of the Employer.

4. Compensation.

a. Salary. For all duties to be performed by Employee in the capacity reference hereunder, Employee shall receive an annual base salary of $250,000, effective March 1, 2010, subject to annual review by the Compensation Committee and Board of Directors.

b. Bonus Employee will be entitled to a discretionary bonus, subject to the budgetary and performance targets as defined by the Board of Directors on an annual basis, pursuant to the Management Bonus Plan Chief Operating Officer – Ruth’s Chris Steak House (“Plan”), the Plan for fiscal year 2010 is attached hereto as Exhibit A, and which may be increased or decreased according to the Plan.

c. Automobile Allowance Employee shall also receive a month automobile allowance of at least $867.00 per month during the term of this Agreement.

5. Benefits.

a. Vacation/Leave - Employee shall be entitled to four (4) weeks of paid vacation per calendar year, with normal sick and holiday leave as defined by Employer’s policies.

b. Benefit Plan - Employee shall be eligible to participate in the health and welfare plans provided by Employer.

c. Retirement Benefits - Employee will be eligible for all applicable retirement benefits offered by Employer, if any.

d. Reimbursement of Expenses - Employer agrees to reimburse Employee for reasonable and appropriate Employer-related expenses (as determined by Employer) paid by Employee in furtherance of his duties, including, but not limited to, travel expenses, entertainment expenses and automobile expenses, upon submission of proper accounting records for such expenses. Employer agrees to reimburse Employee for in-transition living expenses and moving expenses pursuant to its written relocation policy.

6. Disability of Incapacity of Employee.

If, for a period of ninety (90) consecutive days during the terms of this Employment Agreement, Employee is disabled or incapacitated for mental, physical or other cause to the extent that he is unable to perform his duties as herein contemplated during said ninety (90) consecutive days, Employer shall immediately thereafter have the right to terminate this Employment Agreement upon providing ten (10) days written notice to Employee and shall be obligated to pay Employee compensation up to the effective date of said termination. The right of termination in this section in no way affects or diminishes other rights of termination as stated in this Employment Agreement.

7. Termination.

a. Notwithstanding any other provision hereof, Employee’s employment shall be terminated immediately upon: 1) his death; 2) notice after disability as defined in Section 6; or 3) Employee’s discharge for Cause.

b. For purposes of this Agreement, “Cause” shall mean (i) Employee’s theft or embezzlement, or attempted theft or embezzlement, of money or property of Employer, his perpetuation or attempted perpetuation of fraud, or his participation in a fraud or attempted fraud, on Employer or his unauthorized appropriation of, or his attempt to misappropriate, any tangible or intangible assets or property of Employer, (ii) any act or acts of disloyalty, misconduct or moral turpitude by Employee injurious to the interest, property, operations, business or reputation of Employer or his commission of a crime which results in injury to Employer or (iii) his willful disregard of lawful directive given by a superior or the Board or a violation of an Employer employment policy.

c. Should Employee terminate Employee’s employment for cause, as defined in Section 7.b, then Employee is entitled to no more than his salary through the date of termination and any unused vacation days.

d. Employer reserves the right to terminate Employee’s employment without cause, as defined in Section 7.b. However, in the event that occurs, then: 1) Employee shall receive 12 monthly payments in the aggregate equal to Employee’s prior 12 months base salary compensation; 2) Employee shall receive 12 monthly payments in the aggregate equal to fifty-percent (50%) of Employee’s prior year bonus compensation; 3) Employee will be eligible to receive 12 months continued health, welfare and retirement Benefits (as defined hereinabove), according to the same terms and conditions Employee would have been entitled to had Employee’s employment with Employer not been terminated; 4) 12 monthly payments of the automobile allowance Employee would have been entitled to had Employee’s employment with Employer not been terminated; and 5) all vesting rights of Employee’s stock options and restricted stock granted during Employee’s tenure shall continue for 12 months post-termination. Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 7.d is contingent on Employee’s compliance with Sections 8 and 9.

e. Should Employee resign his employment for Good Reason, as defined below, Employee will receive the identical compensation and benefit payments set forth in section 7.d (1-5). Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 7(e) is contingent upon Employee’s compliance with Sections 8 and 9.

f. For purposes of this Agreement, “Good Reason” shall mean (i) the assignment by the Board to Employee of any material duties that are clearly inconsistent with Employee’s status, title and position as President and Chief Operating Officer of Ruth’s Chris Steak House; or (ii) a failure by Employer to pay Employee any amounts required to be paid under this Agreement, which failure continues uncured for a period of 15 days after written notice thereof is given by Employee to the Board.

g. Employee understands that should Employee resign his employment without Good Reason, then Employee is entitled to no more than his salary through the date of termination (said termination date to be determined by Employer upon notice of resignation) and any earned but unused vacation days.

8. Disclosure of Information. Employee agrees that he will not, during employment or any time after termination of employment hereunder, without authorization of Employer, disclose to, or make use of for himself or for any person, corporation or other entity, any files, videos, trade secrets, papers, photographs, presentations, recipes, specifications, drawings, salary structures, sources of income, business plans, minutes of meetings, contractual arrangements, or other confidential information concerning the business, clients, methods, operations, financing or services of Employer. Trade secrets and confidential information shall mean information disclosed to Employee or known by him as a consequence of his employment by Employer, and not generally known to the restaurant industry.

9. Non-Compete.

a. In further consideration of the compensation to be paid to Employee hereunder, Employee acknowledges that in the course of his employment with Employer and its Subsidiaries and Affiliates he shall become familiar, and during his employment with Employer he has become familiar, with Employer’s trade secrets and with other Confidential Information concerning Employer and its predecessors and its Subsidiaries and Affiliates and that his services have been and shall be of special, unique and extraordinary value to Employer. Therefore, Employee agrees that during his employment and for a period of one year following his last day of employment (hereafter referred to as the “Non-compete Period”), Employee shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business or enterprise identical to or similar to any such business which is engaged in by Employer, its Subsidiaries or Affiliates or any of their respective franchises, which shall include any restaurant business that derives more than 25% of its revenues from the sale of steak and steak dishes and which has an average guest check greater than $35, (the “Business”), as of the date of this Agreement, which shall for purposes of illustration and not limitation include the following chains and their parent companies, subsidiaries and other affiliates: Morton’s Restaurant Group, The Palm, Smith & Wollensky, Chart House Enterprises, Del Frisco’s, Sullivan’s, The Capital Grille and Fleming’s. Nothing herein shall prohibit Employee from being a passive owner of not more than two-percent (2%) of the outstanding stock of any class of a corporation that is publicly traded, so long as Employee has no active participation in the business of such corporation. This restriction will not apply if Employee is employed as an officer of a business, including, but not limited to, a casino or hotel, that as an ancillary service provides fine dining as defined in this paragraph. The term “ancillary” assumes that less than fifty-percent 50% of the business revenues are derived from its dining facilities.

b. During the Non-compete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any non-hourly or management employee of Employer or any Subsidiary or Affiliate to leave the employ of Employer or such Subsidiary or Affiliate, or in any way interfere with the relationship between Employer or any Subsidiary or Affiliate and any employee thereof, (ii) hire any person who was an employee of Employer or any Subsidiary or Affiliate at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Employer or any Subsidiary or Affiliate to cease doing business between any such customer, supplier, licensee or business relation and Employer or any Subsidiary or Affiliate (including, without limitation, making any negative, derogatory or disparaging statements or communications regarding Employer or its Subsidiaries, Affiliates, employees or franchisees).

10. Surrender of Books and Records. Employee acknowledges that all files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials used or created by Employee or used or created by Employer in connection with the conduct of its business, shall at all times remain the property of Employer and that upon termination of employment hereunder, irrespective of the time, manner or cause of said termination, Employee will surrender to Employer all such files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials.

11. Execution and Mutual Releases. Upon fulfillment of all rights and obligations created herein, Employer and Employee agree to execute mutual releases in favor of the other unless otherwise prohibited by law.

12. Severability. If any provision of this Letter of Understanding shall be held invalid or unenforceable, the remainder of this Letter shall, nevertheless, remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

13. Notice. All notices required to be given under the terms expressed hereunder shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, returned receipt requested:

If to Employer, addressed to:

Ruth’s Hospitality Group, Inc.

400 International Parkway

Suite 325

Heathrow, FL 32746

Attn: CEO

If to Employee, addressed to:

Kevin Toomy

42 Sea Winds Lane East

Ponte Vedra Beach, Florida 32082

or such other address as a party shall have designated for notices to be given to him or it by notice given in accordance with this paragraph.

14. Governing Law and Resolution of Dispute. Employee’s terms of employment shall be governed by and construed in accordance with the laws of or applicable to the State of Delaware. Any dispute, controversy or claim arising out of or relating to Employee’s terms of employment, or the breach therefore, shall be resolved by arbitration conducted in accordance with the rules then existing of the American Arbitration Association, applying the substantive law of the State of Delaware. The parties further agree that any such arbitration shall be conducted in Seminole County, Florida.

Date: April 5, 2010

WITNESS:	RUTH’S HOSPITALITY GROUP, INC

/s/ Brian M. Judge	/s/ Michael P. O’Donnell
President and Chief Executive Officer

/s/ Brian M. Judge	/s/ Kevin W. Toomy
Kevin Toomy

Exhibit A

2010 MANAGEMENT BONUS PLAN

CHIEF OPERATING OFFICER – RUTH’S CHRIS STEAK HOUSE

1. Purpose. The purpose of the Plan is to encourage a consistently high standard of excellence and continued employment by senior level officers and management personnel of RUTH’S HOSPITALITY GROUP, INC. (the “Corporation”) and any subsidiary of the Corporation that elects to become a part of the Plan (a “Subsidiary”). The Plan shall be operated at all times in conformance with all applicable government regulations.

2. Participants. The Senior Vice President / Chief Operating Officer of Ruth’s Chris Steak House (“Participant”) shall participate in the Plan. Any employee who is hired or promoted into the position named above during a fiscal year shall automatically participate in the Plan for such year, unless otherwise determined by the Compensation Committee.

3. Criteria/Payment. Bonus awards shall be determined by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), subject to approval by the Board, based on (i) the financial performance of the Corporation in each fiscal year as measured against the Board’s previously approved operating plan targeted enterprise Restaurant Level Cash Flow thresholds, adjusted for changes in accounting policies and non-recurring extraordinary transactions, and (ii) the Participant’s individual performance for the calendar year in which the fiscal year ends, and (iii) the payment of any bonus awards does not cause the Corporation to be in breach of its credit agreement, or any agreements the Corporation may have with 3rd party lenders. Should that happen, the Corporation shall pay a pro rata bonus award up to the amount that keeps the Corporation in compliance, and pay the balance when available. Upon final determination of bonus awards, as recommended by the Committee and approved by the Board, the bonuses shall be paid no later than March 15 of the following year, unless deferred by the Participant, as described in Section 6 hereof.

4. Amount of Individual Bonus Factor.

Bonus for Achieving Less than Plan

For the fiscal year, if the consolidated Restaurant Level Cash Flow achieved is $51,000,000.00, a bonus of $50,000.00 will be paid.

Bonus for Achieving Plan

For the fiscal year, if the consolidated Restaurant Level Cash Flow plan is achieved, a bonus of $100,000 will be paid.

Bonus for Exceeding Plan

In addition, the Participant will be eligible for an additional bonus of 10% of the amount by which the actual stated FY 2010 Restaurant Level Cash Flow for Ruth’s Chris Steak House exceeds the plan. The bonus for exceeding plan is calculated as follows:

Once the planned Restaurant Level Cash Flow ($52,184,080), is exceeded, the COO’s bonus will be calculated by taking the overage amount x a 10% Multiplier = Target Bonus.

Upon review and approval by the CFO and the CEO of the Corporation, results shall be communicated to the COO. Any bonus payment will be eliminated or reduced by any unfavorable difference from the respective G&A budgets.

Restaurant Level Cash Flow is defined as:

Net restaurant sales
plus:	Other income
=	Total revenues

less:

=	Cost of goods sold Labor and related (including bonuses) Other operating expenses (including MID) Occupancy LRM Marketing Restaurant Level Cash Flow

Example: If the Restaurant Level Cash Flow plan is $52,184,080 and the actual result is $53,184,080, the calculation is based on the overage amount of $1,000,000 x 10% = a Target Bonus of $100,000. The Target Bonus is negatively adjusted (dollar for dollar) for any G&A overage from the respective G&A budget.

The maximum total bonus paid for achieving and exceeding plan is capped at one times annual base salary.

5. Rounding. When calculating the Plan incentives, percentages shall be “rounded” in a consistent manner:

If a percentage is .50% or above, it will be rounded up

If a percentage is .49 or below, it will be rounded down

6. Leave of Absence. A Participant who takes a leave of absence from his/her job position will not be eligible for the Plan incentive during the time of their absence.

7. Earn Out/Vesting. Participants’ rights to bonus payments shall vest and be earned as follows:

(a) A Participant’s right to any bonus payment shall vest only upon approval by the Board of Directors of the individual bonus awards as recommended by the Committee or upon the Participant’s (i) death, (ii) disability under the Corporation’s or the employing Subsidiary’s long-term disability plan covering the Participant, (iii) retirement on or after reaching age 65 or earlier with the approval of the Board of Directors (“Retirement”), or (iv) a Change in Corporate Control, as defined below. In the event of death, Disability, Retirement or a Change in

Corporate Control, the bonus amount shall be determined based upon the earned bonus amount attributable to the period prior to such event and shall be paid out as soon as administratively possible following such event. Except as provided in sections (i) to (iv), the Participant must be an active employee of the Corporation when bonus payments are distributed, otherwise bonus payment is forfeited.

(b) As used above, “Change in Corporate Control” means the occurrence of one of the following events:

i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any successors thereto, other than an exempt person (as defined in the Corporation’s 2005 Long-Term Equity Plan), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) consummation of a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity) outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation’s chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Corporation or a sale or disposition by the Corporation of all or substantially all the Corporation’s assets, other than a sale to an exempt person.

8. Cash Payments. Each bonus earned hereunder shall be paid in cash or, at the option of the Participant and to the extent legally permitted, be deferred in accordance with and pursuant to the Corporation’s Deferred Compensation Plan or a successor plan.

9. Administration. The Board shall have full power to interpret and administer this Plan from time to time in accordance with the By-laws of the Corporation, except to the extent that the Board may have delegated its powers to the Committee. Decisions of the Board or the Committee shall be final, conclusive, and binding upon all parties.

10. Cost. Electing Subsidiaries shall reimburse the Corporation for the amount of bonuses that shall be awarded and paid to Participants for services to such Subsidiaries as determined by the Board.

11. Taxes. There shall be deducted from all payments under the Plan any taxes to be withheld by federal, state or local government or agencies thereof and any such payments shall be made by the Corporation on behalf of each of the Participants.

12. No Right to Continued Employment. Nothing contained in this Plan shall limit in any way the right of the Corporation or an Electing Subsidiary to terminate a Participant’s employment at any time or evidence any agreement or understanding, express or implied, that the Corporation or electing Subsidiary will employ a Participant in any particular position or at any particular rate of salary.

13. Effective Date. The Plan shall be effective for the fiscal year of the Corporation beginning December 28, 2009 and for all subsequent fiscal years until terminated by the Board.

14. Assignments and Transfers. A Participant may not assign encumber or transfer his or her rights and interests under the Plan. No interest in the Plan shall in any manner be subject to the debts, contracts or liabilities of any Participant.

15. Amendment and Termination. The Board may amend, suspend or terminate the Plan, in whole or in part, at any time or from time to time. Any amendment or termination of the Plan shall not, however, affect the right of a Participant to receive any earned but unpaid bonus hereunder.

16. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Florida. Bonuses paid hereunder are intended to constitute short-term deferrals pursuant to guidance issued by the United States Treasury Department under Section 409A of the Internal Revenue Code and, accordingly, not be subject to the requirements applicable to non-qualified deferred compensation under Section 409A.

17. Changes to Plan. Changes, additions, deletions or any other modification to this Incentive Plan Document, the Plan Document and/or Individual Incentive Payments, as earned, shall not be made, either verbally or in writing, by any officer or other individual of the Company, without review and approval by the President/CEO and approval by the Compensation Committee of the Board of Directors. Any and all changes, additions, deletions or any other modification to this Incentive Plan, and/or Plan Document shall be documented and issued in writing as an amendment to the Plan prior to implementing and executing the stated modification.